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                                                                   Exhibit 3.63

                               State of California
                                   Bill Jones
                               Secretary of State

                            LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

                                                                         LLC-1

IMPORTANT - Read the instructions before completing the form.
This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

1. Limited liability company name: Comprehensive OPEN MRI -- Carmichael/Folsom, LLC

(End the name with "LLC" or "Limited Liability Company." No periods between the letters in "LLC". "Limited" and "Company" may be abbreviated to "Ltd." and "Co.")

2. Latest date (month/day/year) on which the limited liability company is to dissolve: October 1, 2050

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

4. Enter the name of initial agent for service of process and check the appropriate provision below: Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service, which is

[  ]  an individual residing in California.  Proceed to Item 5.

[X] a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5. If the initial agent for service of process is an individual, enter a business or residential street address in California:

Street address:

City:             State:  CALIFORNIA                 Zip Code:

6.       The limited liability company will be managed by:  (check one)

(X) one manager ( ) more than one manager ( ) limited liability company members


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7.       If other matters are to be included in the Articles of Organization attach one or more separate pages. Number of pages attached, if any:

8. It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

/s/ Robin Shadduck
----------------------
Signature of organizer

Robin Shadduck
Type or print name of organizer

Date:  October 1, 1998

For Secretary of State Use